As filed with the Securities and Exchange Commission on February 9, 2000
                               File No. 33-
         =========================================================
             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
               --------------------------------------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
              ----------------------------------------------
                         PENN VIRGINIA CORPORATION
          (Exact name of registrant as specified in its charter)

                 Virginia                            23-1184320
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)             Identification No.)

       One Radnor Corporate Center
      Suite 200, 100 Matsonford Road
           Radnor, Pennsylvania                      19087-4515
 (Address of principal executive offices)            (Zip Code)

                         PENN VIRGINIA CORPORATION
                    1999 EMPLOYEE STOCK INCENTIVE PLAN
             ================================================
                              Nancy M. Snyder
                  General Counsel and Corporate Secretary
                         Penn Virginia Corporation
                        One Radnor Corporate Center
                      Suite 200, 100 Matsonford Road
                          Radnor, PA 19087 - 4515
                  (Name and address of agent for service)

                              (610) 687-8900
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

  Title of      Amount      Proposed      Proposed maximum    Amount of
securities to   to be        maximum          aggregate      registration
be registered registered  offering price    offering price        fee
                          per share (1)          (1)
Common Stock
par value      250,000      $17.3438         $4,335,950        $1,279.11
$6.25 per       shares
share            (2)

(1) Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock of $17.3750 and $17.3125, respectively, as reported by the New York Stock Exchange on February 9, 1999.

(2) Also registered hereby are such additional indeterminate number of shares of Common Stock or other securities as may become issuable by reason of adjustments pursuant to the anti-dilution provisions of the Plan.

(3) Also registered hereby are the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, February 21, 1998 pursuant to terms of the Registrant's Rights Agreement dated as of February 11, 1998. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred with and only with such Common Stock.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

        (a)  Annual Report on Form 10-K for the year ended December 31,
             1998;

        (b) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, June 30, 1999 and March 31, 1999 and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and

        (c)  Description of the Registrant's Common Stock contained in
             Exhibit 28(a) to the Registrant's Registration Statement on Form S-8 (Registration No. 33-40430) and description of the Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A (Commission File No. 0-
             753).

          In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment which (i) indicates that all securities offered hereby have been sold or (ii) deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Article V of the Bylaws of the Registrant provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, and whether or not by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the Registrant (or a predecessor of the Registrant absorbed in a merger or other transaction), or while a director or officer of the Registrant or such predecessor is or was serving at the request of the Registrant or such predecessor as a director, officer, partner, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such Article provides for indemnification against expenses (including attorneys' fees), judgments, fines, penalties, including any excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding to the extent that (a) such person is not otherwise indemnified, (b) such person has not improperly received a personal benefit and (c) the liability did not result from such person's gross negligence or willful misconduct. The Article further provides that the Registrant shall pay expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.

          The Registrant has in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of the Registrant and his heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his capacity as a director or officer of the Registrant, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his being or having been a director or officer of the Registrant. The policy may be cancelled by the insurer upon 60 days written notice to the Registrant. to the extent that such insurance covers liabilities arising under the Securities Act of 1933, no waivers or undertakings are made by the Registrant with respect thereto, except as set forth in Item 9 of this Registration Statement.

          In addition, Article V of the Registrant's Bylaws provides for the general determination of the permissibility of indemnification in a particular case (including the advancement of expenses) pursuant to Section 13.1-701.b of the Virginia Stock Corporation Act (the "Act") which provides that such determination shall be made either (1) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, or if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board of directors, consisting solely of two or more directors not at the time parties to the proceeding;
(2) by special legal counsel selected by the board of directors or its committee in the manner prescribed in clause 1, or if a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full board of directors, in which selection directors who are parties may participate; or (3) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. In the event, however, that there has been a change in control of the Registrant between the time of the action or failure to act giving rise to the claim for indemnification and such claim, Article V provides that at the option of the person seeking indemnification, the permissibility of indemnification shall be determined by special legal counsel selected jointly by the Registrant and the person seeking indemnification. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification, shall be borne by the Registrant.

          Section 13.1-697 of the Act authorizes such indemnification as described above if the person to be indemnified conducted himself in good faith and believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests;
(ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Such indemnity shall not be allowed in a derivative suit in which such person is adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he is adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-698 of the Act provides that a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. A court may also order indemnification of a director, pursuant to Section 13.1-700.1, with respect to a derivative suit, to the extent of the director's reasonable expenses if the court determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable to the corporation and also orders the corporation to pay the director's reasonable expenses incurred to obtain the order of indemnification.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          Reference is made to the Exhibit Index which appears at page 9 of this Registration Statement for a detailed list of exhibits filed as a part hereof.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Pennsylvania, on February 9, 2000.

                                  PENN VIRGINIA CORPORATION



                                  By:  _________________________
                                       A. James Dearlove
                                       President and Chief Executive Officer


                             POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes A. James Dearlove and Nancy M. Snyder, and each of the them, his/her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him/her in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as indicated on February 9, 2000.


        Signature                               Title


_________________________  President, Chief Executive Officer and Director
A. James Dearlove          (Principal Executive Officer)


_________________________  Vice President and Chief Financial Officer
Steven W. Tholen           (Principal Financial Officer)


__________________________ Controller
Ann N. Horton              (Principal Accounting Officer)


__________________________ Chairman of the Board
Lennox K. Black


__________________________ Director
Richard A. Bachman


__________________________ Director
John D. Cadigan


__________________________ Director
Robert Garrett


__________________________ Director
Peter B. Lilly


__________________________ Director
Marsha Reines Perelman


__________________________ Director
Joe T. Rye


__________________________ Director
John A. H. Shober


__________________________ Director
Frederick C. Witsell, Jr.


                               EXHIBIT INDEX


                                                           Sequential
Exhibit                                                     Numbering
  No.                  Description of Exhibit                Page No.

  4.01 Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on
          Form 10-K for the year ended December 31, 1998).

  4.02    Bylaws of Registrant, as amended.                    10

  4.03 Rights Agreement dated as of February 11, 1998 between Registrant and American Stock Transfer &
          Trust Company, as Agent (incorporated by reference to Exhibit 1.1 to Registrant's
          Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 20, 1998 under the Securities Exchange
          Act of 1934 (Commission File No. 0-753)).

  5.01    Opinion of Dechert Price & Rhoads as to legality     20
          of securities being registered

 23.01    Consent of Arthur Andersen LLP to incorporation      22
          of their report dated February 28, 1999 with respect to consolidated financial statements of Registrant and subsidiaries at December 31, 1998 and for each of the three years in the period ended December 31, 1998.

 23.02 Consent of Dechert Price & Rhoads (contained in opinion filed as Exhibit 5.01 to this Registration Statement).

 24.01    Power of Attorney (included in Signature Page).